EXHIBIT 3.139
ARTICLES OF INCORPORATION
OF
BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.
     We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:
     FIRST: The name of the corporation is
BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.
     SECOND: The period of its duration is Perpetual.
     THIRD: The purpose or purposes for which the corporation is organized are:
     The corporation is organized for the purpose of engaging in the development and operation of a free standing treatment facility for the treatment of adult, adolescent and child psychiatry and for the treatment of alcohol and substance abuse and any lawful act or activity.
     FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Fifty Thousand Dollars ($50,000.00) of the par value of One Dollar ($1.00) each.

     FIFTH: The corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares.
     SIXTH: Provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation are:
     No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.
     SEVENTH: The post office address of its initial registered office is 170 South Main Street, c/o C T Corporation System, Salt Lake City, Utah 84101, and the name of its initial registered agent at such address is C T Corporation System.
     EIGHTH: The number of directors constituting the initial board of directors of the corporation is four (4), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS
Charles A. Speir	2000 Southbridge Parkway
Suite 200
Birmingham, Alabama 35209

NAME	ADDRESS
Kerry G. Teel	2000 Southbridge Parkway
Suite 200
Birmingham, Alabama 35209

Carl M. Holden, Jr.	2000 Southbridge Parkway
Suite 200
Birmingham, Alabama 35209

Arthur P. Bolten, III	2000 Southbridge Parkway
Suite 200
Birmingham, Alabama 35209
     NINTH: The name and address of each incorporator is:

NAME	ADDRESS
M. E. Kraemer	2 Peachtree St., N. W.
Atlanta, GA 30383

T. S. Merker	2 Peachtree St., N. W.
Atlanta, GA 30383

G. F. Robinson	2 Peachtree St., N. W.
Atlanta, GA 30383
          Dated  March 6, 1985.

/s/ M. E. Kraemer
M. E. Kraemer

/s/ T. S. Merker
T. S. Merker

/s/ G. F. Robinson
G. F. Robinson

STATE OF GEORGIA	)
	)	SS.
COUNTY OF FULTON	)
     I, Kathy L. Slayman, a notary public, hereby certify that on the 6 day of March , 1985, personally appeared before me M. E. Kraemer. T. S. Merker, and G. F. Robinson, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.
     In witness whereof I have hereunto set my hand and seal this 6 day of March , A.D. 1985.
     My Commission expires:

/s/ Kathy L. Slayman
Notary Public

State of Utah
DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code
Articles of Amendment to Articles of Incorporation (Profit)
Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:
1.	The name of the corporation is: Bountiful Psychiatric Hospital, Inc.

2.	The date the following amendment(s) was adopted: February 28, 2006

3.	If changing the corporation name, the new name of the corporation is: Benchmark Behavioral Health System, Inc.

4.	The text of each amendment adopted (include attachment if additional space needed):

First: The name of the corporation is Benchmark Behavioral Health System, Inc.

5.	If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: N/A

6.	Indicate the manner in which the amendment(s) was adopted (mark only one):
☐	No shares have been issued or directors elected — Adopted by Incorporator(s)

☐	No shares have been issued but directors have been elected — Adopted by the board of directors

☐	Shares have been issued but shareholder action was not required — Adopted by the board of directors

☑	The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders
7.	Delayed effective date (if not to be effective upon filing) March 31, 2006 (not to exceed 90 days)
Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By:	/s/ Christopher L. Howard	Title:	Vice President

Dated this 15th day of March, 2006